EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         CAROLINA FIRST BANCSHARES, INC.






























                           Adopted September 23, 1999

                                TABLE OF CONTENTS

ARTICLE I  OFFICE....................................................................................    1
ARTICLE II  SHAREHOLDERS.............................................................................    1
         Section 1.  Annual Meeting..................................................................    1
         Section 2.  Special Meetings................................................................    1
         Section 3.  Place of Meeting................................................................    1
         Section 4.  Notice of Meeting...............................................................    2
         Section 5.  Closing of Transfer Books or Fixing of Record Date..............................    2
         Section 6.  Voting Lists....................................................................    2
         Section 7.  Quorum..........................................................................    3
         Section 8.  Proxies.........................................................................    3
         Section 9.  Voting of Shares................................................................    3
         Section 10.  [Reserved].....................................................................    3
         Section 11.  Informal Action by Shareholders................................................    3
         Section 12.  Order of Business..............................................................    3
ARTICLE III  BOARD OF DIRECTORS......................................................................    4
         Section 1.  General Powers..................................................................    4
         Section 2.  Number and Tenure...............................................................    4
         Section 3.  Qualification of Directors......................................................    4
         Section 4.  Regular Meetings................................................................    5
         Section 5.  Special Meetings................................................................    5
         Section 6.  Notice..........................................................................    5
         Section 7.  Quorum..........................................................................    5
         Section 8.  Manner of Acting................................................................    5
         Section 9.  Vacancies.......................................................................    6
         Section 10.  Presumption of Assent..........................................................    6
         Section 11.  Informal Action by Directors...................................................    6
         Section 12.  Order of Business..............................................................    6
         Section 13.  Executive Committee............................................................    6
         Section 14.  Audit Committee................................................................    7
         Section 15.  Compensation Committee.........................................................    7
         Section 16.  Community Reinvestment Act (CRA) Committee.....................................    8
         Section 17.  Other Committees...............................................................    8
ARTICLE IV  OFFICERS.................................................................................    8
         Section 1.  Number..........................................................................    8
         Section 2.  Election of Officers............................................................    8
         Section 3.  Removal.........................................................................    8
         Section 4.  Vacancies.......................................................................    8
         Section 5.  Chairman of the Board...........................................................    8
         Section 6.  Vice Chairman of the Board......................................................    9
         Section 7.  President.......................................................................    9
         Section 8.  Executive Vice President........................................................    9
         Section 9.  Vice Presidents.................................................................    9
         Section 10.  Secretary......................................................................    9
         Section 11.  Treasurer......................................................................    9
         Section 12.  Assistant Secretaries and Assistant Treasurers.................................   10
         Section 13.  Salaries.......................................................................   10
         Section 14.  Bonds..........................................................................   10
ARTICLE V  CONTRACTS, LOANS, CHECKS AND DEPOSITS.....................................................   10
         Section 1.  Contracts.......................................................................   10
         Section 2.  Loans...........................................................................   10
         Section 3.  Checks and Drafts...............................................................   10
         Section 4.  Deposits........................................................................   10
ARTICLE VI  CERTIFICATES FOR SHARES AND THEIR TRANSFER...............................................   11
         Section 1.  Certificate for Shares..........................................................   11
         Section 2.  Transfer of Shares..............................................................   11
ARTICLE VII  FISCAL YEAR.............................................................................   11
ARTICLE VIII  DIVIDENDS..............................................................................   11
ARTICLE IX  SEAL.....................................................................................   11
ARTICLE X  WAIVER OF NOTICE..........................................................................   12
ARTICLE XI  AMENDMENTS...............................................................................   12
ARTICLE XII  INDEMNIFICATION.........................................................................   12
         Section 1.  Indemnification Provisions in Articles of Incorporation.........................   12
         Section 2.  Indemnification of Others.......................................................   12
         Section 3.  Undertakings for Advances of Expenses...........................................   12
         Section 4.  Claims for Indemnification......................................................   12
         Section 5.  Insurance.......................................................................   13
         Section 6.  Severability....................................................................   13
ARTICLE XIII.........................................................................................   13

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         CAROLINA FIRST BANCSHARES, INC.




                                    ARTICLE I
                                     OFFICE

 .........The principal office of the Corporation shall be located in the City of
Lincolnton, county of Lincoln, State of North Carolina. The Corporation may have such other offices, either within or without the State of North Carolina, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

 .........The registered office of the Corporation required by the North Carolina
Business Corporation Act (the "NCBCA") to be maintained in the State of North Carolina may be, but need not be, identical with the principal office of any of the Corporation's places of business, and the address of the registered office may be changed from time to time by the Board of Directors, by advising the Secretary of State of the current address and county in which the new registered office will be located.


                                   ARTICLE II
                                  SHAREHOLDERS

 .........Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday of April of each year, or on such other date as may be determined by the Board of Directors, at a time and place to be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, such meeting shall be held on the next succeeding business day.

 .........Section 2. Special Meetings. Special meetings of the shareholders,  for a specific purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors. The notice delivered to the Corporation's shareholders shall set forth the purpose for which a special meeting has been called.
 .........Section  3. Place of Meeting.  The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of North Carolina, as the place for holding such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of North Carolina.

 .........Section  4. Notice of Meeting.  Written or printed  notice  stating the place, day and hour of the meeting shall be delivered not less than ten nor more sixty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, correctly addressed to the shareholder at his address as it appears in the Corporation's records, with sufficient postage thereon prepaid. In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the NCBCA. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

 .........When  a meeting is  adjourned  for thirty  days or more,  notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

 .........Section  5. Closing of Transfer Books or Fixing of Record Date. For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such
determination   shall  apply  to  any  adjournment   thereof  except  where  the
determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

 .........Section  6.  Voting  Lists.  The  Corporation  shall  make,  within two business days after notice of a shareholders meeting is given, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder, his agent or attorney, at any time during usual business hours, and such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, his agent or attorney, during the whole time of the meeting; provided, however, that it shall not be necessary to prepare or produce such list in any case where the record of shareholders actually presented readily shows in alphabetical order or by alphabetical index, and by classes or series if such there be, the names of the shareholders entitled to vote, with their address and the amount of their holdings. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

 .........Section  7.  Quorum.  A  majority  of  the  outstanding  shares  of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

 .........Section 8. Proxies. At all meetings of shareholders,  a shareholder may vote by proxy executed in writing by the  shareholder or by his duly  authorized
attorney-in-fact.   Such  proxy  shall  be  filed  with  the  Secretary  of  the
Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

 .........Section 9. Voting of Shares. Except as otherwise provided in accordance with Article IV of the Articles of Incorporation, each outstanding share of the Corporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter unless the vote of a greater number is required by law or by the Charter or Bylaws of the Corporation.

 .........Voting  on all  matters  shall be by  voice  vote or by a show of hands unless the holders of more than ten percent of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that matter.

 .........Section 10.       [Reserved]

 .........Section  11.  Informal  Action by  Shareholders.  Any  action  which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation in the minute book of the Corporation, whether done before or after the action so taken.

 .........Section  12.  Order of  Business.  The order of  business at the annual meeting and, so far as practicable at all other meetings of the shareholders, may, but need not, be as follows:

         1. Call of roll or other method of ascertaining the amount of stock entitled to voting rights which is represented in person or by proxy.
         2. Proof of due notice of meeting. 3. Reading and disposal of any unapproved minutes.
         4.       Reports of officers.
         5.       Election of Directors.
         6.       Unfinished business.
         7.       New business.
         8.       Adjournment.

                                   ARTICLE III
                               BOARD OF DIRECTORS

 .........Section  1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

 .........Section   2.  Number  and  Tenure.  The  number  of  Directors  of  the
Corporation shall be not less than three and not more than twenty-five, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Nominations for directors to be voted upon at each annual meeting of shareholders shall be made by action of the Board of Directors, in addition to any nominations made by one or more shareholders in accordance with the Corporations Articles of Incorporation.

 .........Section 3. Qualification of Directors. Each Director of the Corporation
shall be the owner and holder of at least $1,000 aggregate market value of stock in the Corporation at the time he or she becomes a director, and shall hold such stock in his own name unpledged and unencumbered in any way.

 .........Directors need not be residents of the State of North Carolina.

 .........There may be up to three designations of Directors, as follows:

         (1) Active Director shall be a qualified shareholder who has not reached the age of seventy (70) years. The Board of Directors shall consist of Active Directors.

         (2) Advisory Director shall be a qualified shareholder who has reached the age of seventy (70) years but has not reached the age of seventy-five (75) years and has served as an Active Director within twelve (12) months immediately preceding reaching the age of seventy
         (70) years. An Advisory Director shall be elected annually or more often by the shareholders or by the Board of Directors and may attend any meeting of the Board of Directors and may take part in discussion but shall not have the power to vote.

         (3) Director Emeritus shall be a qualified shareholder who has reached the age of seventy-five (75) years and has served as an Advisory Director within twelve (12) months immediately preceding reaching the age of seventy-five (75). A Director Emeritus shall be elected annually or more often by the shareholders or by the Board of Directors and shall not be required to attend or take part in any meeting of the Board of Directors and shall not have the power to vote.

 .........Notwithstanding  the language used herein above, an Active Director may serve the remainder of the calendar month in which he reaches the age of seventy
(70) years but shall automatically be terminated as such at the beginning of business on the first day of the month immediately following; and, an Advisory Director may serve the remainder of the calendar month in which he reaches the age of seventy-five (75) years but shall automatically be terminated as such at the beginning of business on the first day of the month immediately following.

 .........Notwithstanding  the  orderly  termination  date  and age  requirements herein above enumerated, nothing in this Section shall prevent the election of an Advisory Director or a Director Emeritus prior to reaching the age herein above specified when such action appears to be desirable and in the interest of the Corporation. A resolution by the Board of Directors setting forth the reason for such election at an early age shall be sufficient and conclusive for such election.

 .........The Board of Directors, herein sometimes referred to as the "Board", as used in the Articles of Incorporation and these Bylaws, including any reference to Director or Directors, shall mean "Active Director" or "Active Directors" unless specifically otherwise designated by use of either the descriptive word "Advisory" or "Emeritus" or "Emeriti".

 .........Section  4.  Regular  Meetings.  A  regular  meeting  of the  Board  of
Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

 .........Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon the call of the Chairman of the Board, the President, or of the Secretary acting under instruction from the Chairman of the Board or the President, or upon the call of any three Directors. Special meetings may be held at any time and place and without special notice by unanimous consent of the Directors.

 .........Section  6.  Notice.  Notice of any special  meeting  shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, by telegram, or by telecopier. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by telecopier, such notice shall be deemed to be delivered when confirmation is received that the transmission has arrived at the telecopier machine whose number is listed as the telecopier number of the Director to whom notice is sent. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

 .........Section  7.  Quorum.  A majority  of the number of  Directors  fixed as provided in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

 .........Section  8. Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in this Section. The vote of a majority of the number of Directors fixed as provided in Section 2 of this
Article III shall be required for the adoption of a resolution designating the Directors to constitute the Executive Committee. The vote of a majority of the Directors then holding office shall be required for the adoption, amendment or repeal of a bylaw which is a proper subject for such action by the Board of Directors, or for the adoption of a resolution dissolving the Corporation without action by the shareholders.

 .........Section  9. Vacancies.  Except as otherwise  expressly  required by the provisions of the NCBCA, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

 .........Section 10. Presumption of Assent. A Director of the Corporation who is
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

 .........Section 11. Informal Action by Directors. Action taken by a majority of the Directors without a meeting is nevertheless action of the Board of Directors if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

 .........Section  12.  Order of Business.  The regular  order of business at the meeting of the Board of Directors shall be as follows:

         1.       Reading and disposal of any unapproved minutes.
         2.       Reports of Officers.
         3.       Unfinished business.
         4.       New business.
         5.       Adjournment.

 .........Section 13. Executive Committee.  The Board of Directors, by resolution adopted by a majority of the Directors then in office, may designate two or more Directors to constitute an Executive Committee. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. The designation of the Executive Committee and delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

 .........Meetings  of the Executive Committee may be held at any time on call of the Chairman of the Board, the President, the Chairman of this Committee or any two members of the Committee. A majority of the members shall constitute a quorum of all meetings. The Executive Committee shall keep minutes of its proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.

 .........Section 14. Audit Committee. There shall be a standing committee of the
Board of Directors to be known as the Audit Committee, consisting of not fewer than three nor more than five Directors. This Committee shall examine, or superintend the examination of the assets and liabilities of the Corporation, and shall report to the Board of Directors the results of such examination.

 .........Meetings  of the Audit Committee may be held at any time on call of the
Chairman of the Board, the President, the Chairman of this Committee or any two members of the Committee. A majority of the members shall constitute a quorum of all meetings. The Audit Committee shall keep minutes of its proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.

 .........Section 15. Compensation Committee. There shall be a standing committee of the Board of Directors to be known as the Compensation Committee, consisting of not fewer than three nor more than five Directors, all of whom must be non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

 .........The  Compensation  Committee shall annually review and recommend to the
Board of Directors salary ranges and the salary administration guidelines (matrix). This Committee shall also recommend to the Board of Directors the salaries of all officers of Carolina First BancShares, Inc. and each of its subsidiaries and shall annually recommend eligible participants and potential bonus for each officer under the Corporation's Incentive Compensation Plan. The Committee shall periodically review the Corporation's Stock Option Plans to ensure their proper administration and to assure compliance with all laws and governmental regulations. The Compensation Committee shall have the authority to grant awards under the Plans, and will make recommendations to the Board of Directors as it deems appropriate concerning the Corporation's Stock Option Plans. The Compensation Committee shall serve as the Benefit Plan Committee of Carolina First BancShares, Inc. Employee Benefit Plan. The Committee shall review recommendations from management regarding employee benefit plans and bring such recommendations to the Board of Directors as appropriate. The Chief Executive Officers (CEOs) of the Corporation and its subsidiaries shall present recommendations to the Compensation Committee for the annual salaries and bonuses of the officers.

 .........The Compensation Committee shall have the power to make, or cause to be made, studies of compensation paid by competitors and/or other employers in the immediate area or region; and for the purpose of keeping itself informed, such other studies and/or activities as may appear desirable. The Compensation Committee shall recommend to the Board of Directors a schedule of holidays to be observed by Carolina First BancShares, Inc. and each of its Subsidiaries. The Committee shall be responsible for reviewing and recommending to the Board of Directors for adoption and/or revision employee handbook and policies regarding employment practices.

 .........The  Compensation  Committee  shall, at least once annually,  review by name and amount the compensation of each officer and employee of Carolina First BancShares, Inc. and each of its subsidiaries. Meetings of the Compensation Committee may be held at any time on call of the Chairman of the Board, the President, the Chairman of this Committee or any two members of the Committee. A majority of the members shall constitute a quorum of all meetings. The Compensation Committee shall keep minutes of its proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.

 .........Section  16. Community  Reinvestment Act (CRA) Committee.  The Board of
Directors of Carolina First BancShares, Inc. may appoint a CRA Committee, the membership should be comprised of representation from Carolina First BancShares, Inc. and each subsidiary bank, both at the board and officer levels. Also a CRA coordinator should be designated and be responsible for compilation and reporting of information as required by the regulation for each subsidiary bank. This Committee has as its main purpose the coordination and reporting of CRA activities for subsidiary banks of the holding company as they go about helping to meet community credit needs, including low-and-moderate income neighborhoods, consistent with safe and sound operations.

 .........Section 17. Other Committees.  The Board of Directors may appoint, from time to time, such other standing or temporary committees for such purposes and with such powers as the Board may determine.


                                   ARTICLE IV
                                    OFFICERS

 .........Section  1. Number. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries, and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

 .........Section 2. Election of Officers.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders or at such time or times as the Board of Directors shall determine.

 .........Section  3.  Removal.  Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

 .........Section  4.  Vacancies.  A  vacancy  in any  office  because  of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

 .........Section  5.  Chairman of the Board.  The Chairman of the Board shall in
general   supervise  and  control  all  of  the  business  and  affairs  of  the
Corporation. He shall, when present, preside at all meetings of the shareholders and at meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

 .........Section  6. Vice Chairman of the Board. The Vice Chairman of the Board,
if and when elected, shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors. At the request of the Chairman of the Board, the Vice Chairman of the Board may act temporarily in the place of the Chairman of the Board.

 .........Section  7.  President.  The  President,  subject to the control of the
Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, he shall preside at meetings of the Shareholders and Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

 .........Section 8. Executive Vice President.  The Executive Vice President,  if
and when elected, shall familiarize himself with the affairs of the Corporation, and, in the absence or disability of the President, shall possess all the powers of and perform all the duties of that officer, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors.

 .........Section 9. Vice Presidents.  Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors. At the request of the Chairman of the Board or the President (or, if and when elected, the Executive Vice President), any Vice President may act temporarily in the place of the President.

 .........Section 10. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board or the President, or a Vice President so authorized, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation shall employ an independent stock transfer agent; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or the President or by the Board of Directors.

 .........Section 11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of its Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or the President or by the Board of Directors.

 .........Section  12.  Assistant  Secretaries  and  Assistant  Treasurers.   The
Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, or senior officers.

 .........Section 13. Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

 .........Section 14. Bonds. Any or all officers and agents shall,  respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.


                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

 .........Section 1. Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

 .........Section  2. Loans.  Except for loans which are incurred in the ordinary course of business and which mature in less than twelve months, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

 .........Section  3. Checks and Drafts.  All checks,  drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

 .........Section  4.  Deposits.  All  funds  of the  Corporation  not  otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

 .........Section 1. Certificate for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by, or bear the facsimile signature of, the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

 .........Section  2. Transfer of Shares.  Transfer of shares of the  Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                                   ARTICLE VII
                                   FISCAL YEAR

 .........The  fiscal year of the  Corporation  shall be the calendar year unless otherwise determined by the Board of Directors.


                                  ARTICLE VIII
                                    DIVIDENDS

 .........The  Board  of  Directors  may  from  time  to  time  declare,  and the
Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                                   ARTICLE IX
                                      SEAL

 .........The  Board of Directors  shall provide a corporate  seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the word "Seal".

                                    ARTICLE X
                                WAIVER OF NOTICE

 .........Whenever  any  notice is  required  to be given to any  shareholder  or
Director of the Corporation under the provisions of the NCBCA or under the provisions of the Charter or Bylaws of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.


                                   ARTICLE XI
                                   AMENDMENTS

 .........As  provided in the  Articles  of  Incorporation,  these  Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.


                                   ARTICLE XII
                                 INDEMNIFICATION

 .........Section 1. Indemnification Provisions in Articles of Incorporation. The
provisions of this Article XII are intended to supplement Article NINTH of the Articles of Incorporation pursuant to Sections 9.2 and 9.3 thereof. To the extent that this Article XII contains any provisions inconsistent with said Article NINTH, the provisions of the Articles of Incorporation shall govern. Terms defined in such Article NINTH shall have the same meaning in this Article XII.

 .........Section 2. Indemnification of Others. The Corporation may indemnify and advance expenses to its other officers, employees and agents to the same or any lesser extent as to its directors and Board-elected officers, as set forth in the Articles of Incorporation and in this Article XII of the Bylaws of the Corporation, and, if so indemnified, such persons shall be included in the term" indemnitee" or "indemnitees" as used in this Article XII of the Bylaws.

 .........Section 3. Undertakings for Advances of Expenses.  If and to the extent the NCBCA requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 9.1 of the Articles of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article NINTH of the Articles of Incorporation or otherwise.

 .........Section 4. Claims for  Indemnification.  If a claim for indemnification under Section 9.1 of the Articles of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee is not entitled to indemnification by reason of Section 55-8-57 of the NCBCA (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee is not entitled to indemnification by reason of Section 55-8-57 of the NCBCA (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, special legal counsel, or its shareholders) that the indemnitee is not entitled to indemnification by reason of such statutory limit, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article NINTH of the Articles of Incorporation or this Article XII or otherwise, shall be on the Corporation.

 .........Section 5. Insurance.  The Corporation may maintain  insurance,  at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NCBCA.

 .........Section  6.  Severability.  In the event that any of the  provisions of this Article XII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


                                  ARTICLE XIII

 .........The Corporation elected prior to September 30, 1990, to not be governed by the provisions of Article 9 and Article 9A of Chapter 55 of the General Statutes of North Carolina and shall not be bound or subject to either of the North Carolina Shareholder Protection Act or the North Carolina Control Share Acquisition Act.